UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2011

TRANSATLANTIC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification Number)
Incorporation)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 365-2200
NONE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
     As previously disclosed, on November 2, 2011, Validus Holdings, Ltd. (“Validus”) sent a letter to the Board of Directors (the “Board”) of Transatlantic Holdings, Inc. (“Transatlantic”) requesting, among other things, that the Board fix a record date in connection with Validus’ proposed solicitation of written consents from Transatlantic stockholders to:
     (1) Amend Article III, Section 3.3 of the Amended and Restated By-laws of Transatlantic (the “By-laws”) in order to expressly provide that Transatlantic stockholders may fill any vacancies, however caused, on the Transatlantic Board;
     (2) Amend Article III, Section 3.1 of the By-laws in order to expressly provide that Transatlantic stockholders or the Transatlantic Board may determine the size of the Transatlantic Board;
     (3) Repeal any provision of the By-laws in effect at the time this Proposal becomes effective (other than the amendments contemplated by Proposal (1) and Proposal (2)) that was not included in the By-laws filed by Transatlantic with the SEC on July 28, 2011;
     (4) Remove, without cause, the following seven members of the Board (and any person or persons, other than those elected by the Validus consent solicitation, elected, appointed or designated by the Board to fill any vacancy or newly created directorship on or after      , 2011 and prior to the time that any of the actions proposed to be taken by the Validus consent solicitation become effective): Richard S. Press, Stephen P. Bradley, Ian H. Chippendale, John G. Foos, John L. McCarthy, Robert F. Orlich and Michael C. Sapnar;
     (5) Elect Raymond C. Groth, Paul G. Haggis and Thomas C. Wajnert (each a “Nominee” and collectively, the “Nominees”) to the Board to serve as directors of Transatlantic until the next annual meeting of Transatlantic stockholders and until their successors are duly elected and qualified; and
     (6) Fix, pursuant to Article III, Section 3.1 of the By-laws, the number of directors constituting the entire Board at (x) the number of Nominees, if any, elected pursuant to Proposal (5) plus (y) the number of Transatlantic directors, if any, not removed pursuant to Proposal (4) and remaining in office immediately thereafter (other than any Nominee).
     Transatlantic believes that Proposal (2) and Proposal (6) are invalid as a matter of Delaware law because they seek to amend Transatlantic’s By-laws in a way that is inconsistent with, and in conflict with, Transatlantic’s Restated Certificate of Incorporation (the “Charter”).
     Article FIFTH, Section 1 of the Charter provides that only Transatlantic’s Board—not its stockholders—may fix the number of directors on the Board. Thus, Proposal (2), which seeks to amend the By-laws to allow Transatlantic’s stockholders to determine the size of the Board, is facially invalid under Transatlantic’s Charter. Further, Proposal (2) violates § 109(b) of the Delaware General Corporation Law, which prohibits the adoption of by-laws that are inconsistent with a corporation’s certificate of incorporation. In addition, Proposal (6), if approved with Proposal (2), would implement the amended By-laws to allow Transatlantic’s stockholders to fix the size of the Board at the number of directors elected or remaining on the Board at the end of Validus’s consent solicitation process. Again, Transatlantic’s Charter forbids this mechanism, and Proposal (6) thus is also invalid.
     As previously disclosed, the size of the Transatlantic Board is currently set at eight seats (with one vacancy), which cannot be changed by Proposal (2) and Proposal (6) because those proposals are invalid under the Charter. The By-laws require a majority of the entire Board of Directors for the Board to take action, which means that there must be at least five directors to conduct any Transatlantic business. If the Validus consent solicitation is successful in removing the existing Transatlantic directors pursuant to Proposal (4) and electing the three Validus Nominees pursuant to Proposal (5), the Transatlantic Board would be comprised of only three directors, which is not enough for the Board to validly take action. If the Validus consent solicitation is successful, the newly elected

Board would be incapacitated from conducting any Transatlantic business, including fixing the size of the Board or filling any vacancies on the Board.
     Today Transatlantic filed a complaint against Validus and TV Merger Sub, LLC (the “Defendants”) in the Delaware Court of Chancery seeking that the Court: (a) declare Proposal (2) in the Validus consent solicitation invalid and void under Delaware law; (b) declare Proposal (6) in the Validus consent solicitation invalid and void under Delaware law; (c) declare that the Defendants, if they elect to move forward with their consent solicitation, must request a new record date and otherwise comply with Section 6.4(b) of Transatlantic’s By-laws; (d) enjoin the Defendants from moving forward with their consent solicitation unless and until such time as these proposals are removed from their consent solicitation materials, a new notice containing all information required by the Transatlantic By-laws is submitted to Transatlantic, a new record date is requested in such notice and a new consent solicitation is mailed to Transatlantic stockholders as of the newly established record date; and (e) grant such other and further relief as the Court may deem just and proper.
Additional Information about the Validus Exchange Offer
     This filing is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the exchange offer commenced by Validus, Transatlantic has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information about the Validus exchange offer. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
Additional Information about the Validus Consent Solicitation
     On November 3, 2011, Validus filed an amended preliminary consent solicitation statement with the SEC relating to Validus’s proposals to, among other things, remove all of Transatlantic’s directors and nominate three new directors to the Transatlantic Board. Transatlantic has filed with the SEC a preliminary consent revocation statement on Schedule 14A (the “Preliminary Revocation Statement”) in connection with Validus’s solicitation of written consents. Investors and security holders are urged to read the Preliminary Revocation Statement and Transatlantic’s definitive consent revocation statement, when it is available, because they contain important information. Investors can get the Preliminary Revocation Statement, the definitive revocation statement, when it is available, and any other relevant documents for free at the SEC’s website (www.sec.gov). You may also obtain these documents for free by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.
     Transatlantic, its directors and executive officers may be deemed to be participants in a solicitation of Transatlantic’s stockholders in connection with the Validus consent solicitation. Information about Transatlantic’s directors and executive officers, and a description of their direct or indirect interests, by security holdings or otherwise, is available in Transatlantic’s Preliminary Revocation Statement, which was filed with the SEC on September 20, 2011.
Cautionary Note Regarding Forward-Looking Statements
     This filing contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by risks that the unsolicited Validus exchange offer and consent solicitation disrupt current plans and operations; the ability to retain key personnel; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of loss reserves; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors; and other risks detailed in the “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of

Transatlantic’s Form 10-K and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Transatlantic is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

	By:	/s/ Gary A. Schwartz Gary A. Schwartz
Executive Vice President and General Counsel

Date: November 18, 2011